     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2002

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                      Lexington Corporate Properties Trust
--------------------------------------------------------------------------------
       (Name of Registrant as Specified In Its Organizational Documents)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

         (1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 692-7260

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 22, 2002

                            ------------------------

To the Shareholders of

Lexington Corporate Properties Trust:

     The 2002 Annual Meeting of Shareholders of Lexington Corporate Properties Trust (the "Company") will be held at the JPMorgan Chase Conference Center, 270 Park Avenue, New York, New York 10017 on Wednesday, May 22, 2002, at 10:00 a.m., New York City time, for the following purposes:

        (1) to elect seven trustees to serve until the 2003 Annual Meeting of Shareholders;

        (2) to approve the Company's 2002 Equity-Based Award Plan; and

        (3) to transact such other business as may properly come before the 2002 Annual Meeting.

     Only Shareholders of record at the close of business on April 8, 2002 (the "Shareholders") are entitled to notice of and to vote at the 2002 Annual Meeting of Shareholders or any adjournments thereof. A list of Shareholders will be available for inspection during normal business hours at the offices of the Company located at 355 Lexington Avenue, New York, New York 10017, during the ten days preceding the 2002 Annual Meeting of Shareholders.

                                          By Order of the Board of Trustees,

                                          PAUL R. WOOD
                                          Vice President, Chief Accounting
                                          Officer
                                          and Secretary
New York, New York
April 15, 2002

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 2002 ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BY WRITTEN NOTICE TO THE COMPANY PRIOR TO ITS EXERCISE. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND AFFIRMATIVELY INDICATE YOUR INTENTION TO VOTE AT SUCH MEETING.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 692-7260

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of Lexington Corporate Properties Trust (the "Company") for use at the 2002 Annual Meeting of Shareholders, and at any adjournments thereof (the "Annual Meeting"), to be held on Wednesday, May 22, 2002, at the JPMorgan Chase Conference Center, 270 Park Avenue, New York, New York 10017 at 10:00 a.m. New York City time. This Proxy Statement and the related proxy card are first being sent to the Shareholders of the Company on or about April 15, 2002.

     Valid proxies will be voted as specified thereon at the Annual Meeting. Any person giving a Proxy may revoke it by written notice to the Company at any time prior to its exercise. Attendance at the Annual Meeting will not constitute a revocation of a proxy unless the Shareholder affirmatively indicates at the Annual Meeting that such Shareholder intends to vote such Shareholder's shares in person.

                                 ANNUAL REPORT

     The Annual Report to Shareholders and Form 10-K of the Company for the year ended December 31, 2001, including financial statements audited by KPMG LLP, the Company's independent auditors, and their report thereon dated January 23, 2002, are being mailed together with this Proxy Statement to each Shareholder. Except as specifically incorporated herein by reference, the Annual Report is not part of the proxy solicitation material.

                               VOTING SECURITIES

     The holders of record of Common Shares, par value $.0001 per share (the "Common Shares"), and of Class A Senior Cumulative Convertible Preferred Shares (the "Preferred Shares"), of the Company at the close of business on April 8, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding 24,881,159 Common Shares and 2,000,000 Preferred Shares, each of which Common Shares and Preferred Shares are entitled to one vote per share on all matters submitted to a vote of Shareholders.

     Unless contrary instructions are indicated on the Proxy, all Common Shares and Preferred Shares represented by valid proxies received pursuant to this solicitation, unless previously revoked, will be voted at the Annual Meeting FOR the election of the seven nominees to serve as trustees until the 2003 Annual Meeting of Shareholders; and FOR the approval of the Company's 2002 Equity-Based Award Plan.

     Assuming a quorum is present at the Annual Meeting, (i) the affirmative vote of the holders of a plurality of the Common Shares and Preferred Shares, considered as a single class, entitled to be voted at the Annual Meeting will be required for the election of trustees, and (ii) the affirmative vote of the holders of a majority of the Common Shares and Preferred Shares entitled to vote, considered as a single class, will constitute approval of Proposal No. 2. For purposes of the foregoing matters, the Common Shares and Preferred Shares will vote together as a single class. The Common Shares and Preferred Shares represented by a valid proxy which abstains with respect to any matter will be counted in determining the number of votes cast with respect to that matter but will not be counted as an affirmative vote in determining whether the affirmative vote of the requisite number of shares was cast in favor of that matter. Therefore, abstentions as to the election of trustees will not affect the election of the candidates receiving a plurality of the votes cast. Abstentions as to the other proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as un-voted for purposes of determining approval of any such proposal and will not be counted as votes for or against such proposal. If a Shareholder is a participant in the Company's Dividend Reinvestment Plan, the proxy card enclosed herewith represents shares in the participant's account, as well as shares held of record in the participant's name.

     The Company knows of no business, other than that set forth above, to be presented at the Annual Meeting which would be a proper subject for action by the Shareholders. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, it is intended that any share represented by a proxy in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                 SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS,
                        TRUSTEES AND EXECUTIVE OFFICERS

     The following table indicates, as of February 28, 2002, (a) the number of Common Shares and Preferred Shares beneficially owned by each person known by the Company to own in excess of five percent of the outstanding Common Shares or Preferred Shares, each trustee and each executive officer named in the Summary Compensation Table under "COMPENSATION OF EXECUTIVE OFFICERS" below, and by all trustees and officers as a group, and (b) the percentage such shares represent of the total outstanding Common Shares, Preferred Shares and voting shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated.

                                            BENEFICIAL OWNERSHIP OF
                                                  SHARES (1)                    PERCENT OF CLASS
                                          ---------------------------    ------------------------------
                                           COMMON           PREFERRED                            VOTING
        NAME OF BENEFICIAL OWNER           SHARES            SHARES      COMMON   PREFERRED      SHARES
        ------------------------          ---------         ---------    ------   ---------      ------
Five Arrows Realty Securities L.L.C.....         --         2,000,000(2)    --      100.00%       7.50%
  c/o Rothschild Realty, Inc.
  1251 Avenue of the Americas New York,
  NY 10020
E. Robert Roskind.......................  2,198,701(3)             --     8.30%         --        7.72%
  c/o Lexington Corporate Properties
     Trust
  355 Lexington Avenue
  New York, NY 10017
Richard J. Rouse........................    500,286(4)             --     2.00%         --        1.85%
T. Wilson Eglin.........................    334,221(5)             --     1.35%         --        1.25%
Patrick Carroll.........................    187,785(6)             --        *          --           *
William N. Cinnamond....................     70,084(7)             --        *          --           *
Carl D. Glickman........................    176,767(8)             --        *          --           *
Geoffrey Dohrmann.......................     14,775(9)             --        *          --           *
Jack A. Shaffer.........................         --                --        *          --           *
Seth M. Zachary.........................     55,938(10)            --        *          --           *
All trustees and executive officers as a
  Group (10 persons) (11)...............  3,568,646         2,000,000(2) 13.15%     100.00%      19.11%

---------------
  *  Represents beneficial ownership of less than 1.00%
 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other beneficial owner.
 (2) These shares are convertible into 2,000,000 Common Shares, subject to adjustment, at any time.

 (3) Includes (i) 1,403,575 limited partnership units held by Mr. Roskind and entities controlled by Mr. Roskind in Lepercq Corporate Income Fund L.P., and Lepercq Corporate Income Fund II L.P., each of which is a subsidiary of the Company, which are exchangeable, on a one-for-one basis, for Common Shares, (ii) 33,620 Common Shares owned of record by The LCP Group, L.P.,
     (iii) options to purchase 408,750 Common Shares at exercise prices ranging from $9.00 -$15.50 per share and (iv) 78,826 Common Shares held in a trust under a benefit program sponsored by the Company which Mr. Roskind disclaims beneficial ownership. Does not include 109,401 Common Shares owned of record by Mr. Roskind's wife, for which Mr. Roskind disclaims beneficial ownership.
 (4) Includes (i) 86,702 limited partnership units held by Mr. Rouse in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which are exchangeable, on a one-for-one basis, for Common Shares, (ii) options to purchase 220,750 Common Shares at exercise prices ranging from $11.125 -- $15.50 per share, (iii) 65,500 Common Shares for which a note was issued by Mr. Rouse and (iv) 69,799 Common Shares held under a benefit program sponsored by the Company which Mr. Rouse disclaims beneficial ownership.
 (5) Includes (i) options to purchase 117,993 Common Shares at exercise prices ranging from $11.8125 -- $15.50 per share, (ii) 65,500 Common Shares for which a note was issued by Mr. Eglin and (iii) 102,743 Common Shares held under a benefit program sponsored by the Company which Mr. Eglin disclaims beneficial ownership.
 (6) Includes (i) options to purchase 104,861 Common Shares at exercise prices ranging from $9.00 -- $15.50 per share; (ii) 34,483 Common Shares for which a note was issued by Mr. Carroll and (iii) 39,127 Common Shares held under a benefit program sponsored by the Company which Mr. Carroll disclaims beneficial ownership.
 (7) Includes (i) options to purchase 57,500 Common Shares at exercise prices ranging from $13.80 -- $15.50 per share and (ii) 5,484 Common Shares held under a benefit program sponsored by the Company which Mr. Cinnamond disclaims beneficial ownership.
 (8) Includes options to purchase 25,000 Common Shares at exercise prices ranging from $9.00 -- $15.25 per share.
 (9) Includes options to purchase 5,000 Common Shares at $11.8125 per share.
(10) Includes options to purchase 25,000 Common Shares at exercise prices ranging from $9.00 -- $15.25 per share.
(11) Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees and executive officers to file initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Trustees and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company's trustees and executive officers that no other reports were required, the Company believes that during the 2001 fiscal year the Company's trustees and executive officers complied with all Section 16(a) filing requirements applicable to them.

                                 PROPOSAL NO. 1

                              ELECTION OF TRUSTEES

BOARD OF TRUSTEES

     The Board of Trustees of the Company currently consists of seven trustees and the entire Board is nominated to be elected at the Annual Meeting with respect to which this Proxy Statement is being distributed. Election of trustees requires the affirmative vote of a plurality of the votes cast by holders of the outstanding Common Shares and Preferred Shares, considered as a single class. The seven nominees for trustee are E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, Geoffrey Dohrmann, Carl D. Glickman, Jack A. Shaffer and Seth M. Zachary. All of the nominees are presently serving as trustees of the Company. Each nominee has consented to being named in the Proxy Statement and to serve if elected. If elected, each nominee is expected to serve until the Company's 2003 Annual Meeting of Shareholders and until his successor is elected. Background information relating to the nominees for election appears below.

     Five Arrows Realty Securities L.L.C. ("Five Arrows"), as the holder of the outstanding Preferred Shares, voting separately as a single class, is entitled to elect a trustee to the Board of Trustees (the "Preferred Trustee"). On April 8, 2002, John D. McGurk, the Preferred Trustee, resigned his position and Five Arrows agreed to waive its right to elect a Preferred Trustee. Effective April 8, 2002, the Board appointed Jack A. Shaffer to replace Mr. McGurk.

     THE ENCLOSED PROXY, IF PROPERLY COMPLETED, SIGNED, DATED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD OR A CONTRARY VOTE IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THESE SEVEN NOMINEES. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such substitute nominee as may be designated by the Board of Trustees. All trustees serve for a term of one year and until their respective successors are elected.

     The following information relates to the nominees for election as trustees of the Company:

NAME                                                       BUSINESS EXPERIENCE
----                                   ------------------------------------------------------------
E. ROBERT ROSKIND....................  Mr. Roskind has served as the Chairman of the Board of
Age 57                                 Trustees and Co-Chief Executive Officer of the Company since
                                       October 1993. Mr. Roskind founded The LCP Group, L.P.
                                       ("LCP"), a real estate advisory firm, in 1973 and has been its Chairman since 1976. LCP has been the general partner of various limited partnerships with which the Company has had prior dealings. Mr. Roskind received his B.S. in 1966 from the University of Pennsylvania and is a 1969 Harlan Fiske
                                       Stone Graduate of the Columbia Law School. He has been a
                                       member of the Bar of the State of New York since 1970. Mr.
                                       Roskind is on the Board of Directors of Clarion CMBS Value
                                       Fund, Inc.
RICHARD J. ROUSE.....................  Mr. Rouse has served as Co-Chief Executive Officer and as a
Age 56                                 trustee of the Company since October 1993. Mr. Rouse served as President of the Company from October 1993 to April 1996, and since April 1996 has served as Vice Chairman of the
                                       Board of Trustees. Mr. Rouse graduated from Michigan State
                                       University in 1968 and received his M.B.A. in 1970 from the
                                       Wharton School of Finance and Commerce of the University of
                                       Pennsylvania.
T. WILSON EGLIN......................  Mr. Eglin has served as Chief Operating Officer of the
Age 37                                 Company since October 1993 and as a trustee since May 1994.
                                       Mr. Eglin served as Executive Vice President from October
                                       1993 to April 1996, and since April 1996 has served as the
                                       President. Mr. Eglin received his B.A. from Connecticut
                                       College in 1986.

NAME                                                       BUSINESS EXPERIENCE
----                                   ------------------------------------------------------------
GEOFFREY DOHRMANN....................  Mr. Dohrmann has served as a trustee since August 2000. Mr.
Age 50                                 Dohrmann co-founded Institutional Real Estate, Inc., a real estate-oriented publishing and consulting company in 1987
                                       and is currently its Chairman and Chief Executive Officer.
                                       Mr. Dohrmann also belongs to the advisory boards for the
                                       National Real Estate Index, The Journal of Real Estate
                                       Portfolio Management and Center for Real Estate Enterprise
                                       Management. Mr. Dohrmann is also a fellow of the Homer Hoyt
                                       Institute and holds the Counselors of Real Estate (CRE)
                                       designation.
CARL D. GLICKMAN.....................  Mr. Glickman has served as a trustee since May 1994. Mr.
Age 75                                 Glickman has been President of The Glickman Organization, a real estate development and management firm, since 1953. Mr.
                                       Glickman is on the Board of Directors of Alliance Tire &
                                       Rubber Co., Ltd., Bear Stearns Companies, Inc., Jerusalem
                                       Economic Corporation Ltd. and OfficeMax Inc., as well as
                                       numerous private companies.
JACK A. SHAFFER......................  Mr. Shaffer has served as a trustee since April 2002. Mr.
Age 72                                 Shaffer is the Principal, Co-Founder and Chairman of Jack A.
                                       Shaffer & Company LLC, a real estate investment advisory
                                       firm. Prior to starting Jack A. Shaffer & Company LLC in
                                       2000, Mr. Shaffer served as Principal and Managing Director of Sonnenblock-Goldman Company. Mr. Shaffer is a Governor
                                       and Trustee of the Urban Land Institute.
SETH M. ZACHARY......................  Mr. Zachary has served as a trustee since November 1993.
Age 49                                 Since 1987, Mr. Zachary has been a partner, and is currently the Chairman, of the law firm Paul, Hastings, Janofsky &
                                       Walker LLP, counsel to the Company.

                                   MANAGEMENT

BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD OF TRUSTEES

     The Board of Trustees of the Company held eleven meetings during the fiscal year ended December 31, 2001. The Board of Trustees has three standing committees: the Audit Committee, Compensation Committee and Executive Committee. The Board of Trustees does not have a nominating committee, and the usual functions of such a committee are performed by the entire Board of Trustees.

     Audit Committee. The principal functions of the Audit Committee include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of the audit, and reviewing the adequacy of the Company's internal accounting controls. During the fiscal year ended December 31, 2001, the Audit Committee was comprised of Messrs. Dohrmann, Glickman and McGurk and met five times including quarterly telephone meetings with management and the independent accountants to discuss matters concerning 2001. The Audit Committee's current members are Messrs. Dohrmann, Glickman and Shaffer all of whom are independent.

     Compensation Committee. The principal functions of the Compensation Committee are to determine the compensation for the Company's executive officers and to administer and review the Company's incentive compensation plans. During the fiscal year ended December 31, 2001, the Compensation Committee was comprised of Messrs. Dohrmann, Zachary and McGurk and met twice. The Compensation Committee's current members are Messrs. Dorhmann, Shaffer and Zachary.

     Executive Committee. The principal function of the Executive Committee is to exercise the authority of the Board of Trustees regarding routine matters performed in the ordinary course of business. During the fiscal year ended December 31, 2001, the Executive Committee was comprised of Messrs. Glickman, McGurk and Roskind and met once. The Executive Committee's current members are Messrs. Glickman, Shaffer and Roskind.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001, the Company acquired Net 1 L.P. and Net 2 L.P. (collectively, the "Net Partnerships"), in a merger transaction valued at approximately $136.3 million.

     The Company issued 2,143,840 common shares (valued at $31.6 million), 44,858 operating partnership units (valued at $661,000), $31.6 million in cash and assumed $61.4 million of third party mortgages (excluding $11.1 million in Net Partnership obligations to the Company).

     The Company's Chairman and Co-Chief Executive Officer is the controlling Shareholder of the general partners of the Net Partnerships. The general partners received 44,858 operating partnership units valued on the same basis as the limited partners for their 1% ownership interest in the Net Partnerships, which receive distributions equal to the dividends on common shares. The units are convertible into the Company's common shares on a one-for-one basis beginning in November 2006.

     During 2001, the Company issued 24,620 common shares to acquire a company controlled by the Chairman and Co-Chief Executive Officer, whose sole asset was a mortgage note receivable from a 68% owned partnership of the Company.

     During 2001, the Company renegotiated $1,973,000 in notes receivable from Messrs. Rouse and Eglin. The notes were originally issued in 1998 in connection with the officers' purchases of 131,000 common shares at $15.25 per common share. The new notes have a 15-year maturity, are 8% interest only, recourse to the officers and provide for forgiveness of the principal balances if certain operating results are achieved.

     During 2001, Lexington Realty Advisors, Inc. earned $139,000 in fees for managing the Net Partnerships investments and the Company was reimbursed for costs totaling $564,000.

     All related party acquisitions, sales, and loans were unanimously approved by the independent members of the Board of Trustees.

CERTAIN BUSINESS RELATIONSHIPS

     Seth M. Zachary, who is presently serving as a member of the Board of Trustees and is a nominee to serve as a trustee until the 2003 Annual Meeting of Shareholders, is a partner of Paul, Hastings, Janofsky & Walker LLP, which is the general counsel to the Company. The Company, including all investees, paid Paul, Hastings, Janofsky & Walker LLP $1,596,913 for services during 2001. The Company intends to continue to retain the services of Paul, Hastings, Janofsky & Walker LLP for general, real estate, corporate and other matters.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary of Cash and Certain Other Compensation. The following table sets forth the summary compensation to the Chairman of the Board of Trustees and Co-Chief Executive Officer, and the four other most highly paid executive officers of the Company for the calendar years 2001, 2000, and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                         -----------------------------------
                                                ANNUAL                                              PAYOUTS
                                             COMPENSATION                                          ---------
                                          -------------------                    AWARDS              LONG
                                                                 OTHER   -----------------------     TERM       ALL
                                                                ANNUAL   RESTRICTED   SECURITIES   INCENTIVE   OTHER
                                FISCAL                          COMPEN-    SHARE      UNDERLYING     PLAN     COMPEN-
          NAME AND               YEAR      SALARY     BONUS     SATION     AWARDS      OPTIONS      PAYOUTS   SATION
     PRINCIPAL POSITION         ENDED       ($)       ($)(1)      ($)      ($)(2)       (#)(3)        ($)     ($)(4)
     ------------------        --------   --------   --------   -------  ----------   ----------   ---------  -------
E. Robert Roskind............  12/31/01    315,000     83,700     --      259,875       70,000        --        835
  Chairman of the Board of     12/31/00    300,000    309,297     --      180,000      280,000        --        835
  Trustees and Co-Chief        12/31/99    300,000    158,000     --      242,500       75,000        --        720
  Executive Officer
Richard J. Rouse.............  12/31/01    250,000     68,185     --      236,250      100,000        --        835
  Vice Chairman and            12/31/00    225,000    233,915     --      126,000      190,000        --        835
  Co-Chief Executive Officer   12/31/99    200,000    108,000     --      169,750       45,000        --        720
T. Wilson Eglin..............  12/31/01    255,000     69,362     --      236,250      100,000        --        835
  President and Chief          12/31/00    240,000    249,200     --      126,000      161,250        --        835
  Operating Officer            12/31/99    225,000    120,500     --      169,750       45,000        --        720
Patrick Carroll..............  12/31/01    205,000     57,462     --      141,750       75,000        --        835
  Chief Financial Officer,     12/31/00    190,000    198,700     --       72,000       65,000        --        835
  Treasurer and Vice           12/31/99
    President                              175,000     78,000     --       97,000       30,000        --        720
William N. Cinnamond(5)......  12/31/01     73,000    137,933     --           --       50,000        --        278
  Senior Vice President

---------------
(1) Bonus amounts include amounts contributed at the election of the Company pursuant to the Company's plan established under Section 401 (k) of the Internal Revenue Code of 1986, as amended, and year-end awards at the discretion of the Compensation Committee of the Board of Trustees.

(2) Restricted share awards vest ratably over 5 years and were valued at the fair market value of the common shares on the date of grant.

(3) Options to acquire common shares at exercise prices equal to or greater than the fair market value on the grant dates.

(4) Amount represents the dollar value of life insurance premiums paid by the Company during the applicable fiscal year with respect to the life of the named executive officer.

(5) Mr. Cinnamond became Senior Vice President of the Company on September 4, 2001. As part of his employment agreement, Mr. Cinnamond was guaranteed a cash bonus of $135,000 relating to 2001.

     Stock Options. The following table sets forth certain information concerning common share options granted during the fiscal year ended December 31, 2001 to each of the executive officers named in the Summary Compensation Table. Since inception, the Company has not granted any share appreciation or dividend equivalent rights.

                       OPTION GRANTS IN FISCAL YEAR 2001

                                 INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                           -----------------------------                                VALUE AT ASSUMED
                           NUMBER OF    PERCENTAGE(%) OF                              ANNUAL RATES OF SHARE
                           SECURITIES    TOTAL OPTIONS       AVERAGE                   PRICE APPRECIATION
                           UNDERLYING      GRANTED TO      EXERCISE OR                   FOR OPTION TERM
                            OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
          NAME              GRANTED       FISCAL 2001       ($/SHARE)       DATE       5%($)       10%($)
          ----             ----------   ----------------   -----------   ----------   --------   ----------
E. Robert Roskind........     70,000         12.32%         $11.8125      01/02/06    228,450      504,815
Richard J. Rouse.........    100,000         17.61%          11.8125      01/02/06    326,358      721,165
T. Wilson Eglin..........    100,000         17.61%          11.8125      01/02/06    326,358      721,165
Patrick Carroll..........     75,000         13.20%          11.8125      01/02/06    244,768      540,874
William N. Cinnamond.....     50,000          8.80%          13.8000      09/04/06    190,634      421,252

     Option Exercises/Value of Unexercised Options. The following table sets forth certain information concerning the exercise of share options during the fiscal year ended December 31, 2001 by each of the executive officers named in the Summary Compensation Table, and the year-end value of unexercised options held by such persons.

                   SHARE OPTION EXERCISES IN FISCAL YEAR 2001
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                VALUE OF UNEXERCISED
                          SHARES                  NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                         ACQUIRED              OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
                            ON       VALUE     ---------------------------   ---------------------------
                         EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         NAME              (#)        ($)          (#)            (#)            ($)            ($)
         ----            --------   --------   -----------   -------------   -----------   -------------
E. Robert Roskind......  186,710    499,988      235,000        240,000        978,594        670,157
Richard J. Rouse.......  161,152    439,047      137,500        182,000        561,876        686,126
T. Wilson Eglin........  175,128    469,330      201,088        157,000        771,767        523,626
Patrick Carroll........   16,389     89,578       49,861        153,750        224,488        525,547
William N. Cinnamond...     --         --         50,000             --         85,000          --

COMPENSATION OF TRUSTEES

     Each non-employee trustee receives an annual fee of $20,000 for service as a trustee. In addition, such trustees received $1,000 for each meeting of the Board of Trustees or any committee thereof attended by the trustee and reimbursement for expenses incurred in attending such meetings. Pursuant to the 1994 Outside Director Stock Plan, as amended, each non-employee trustee was required to receive not less than 50% of such trustee's fees in Common Shares at an amount per share equal to 95% of the fair market value of one Common Share as of the date of purchase. During 2001, all Trustees elected to receive 100% of their fees in Common Shares with respect to the meetings which the Board of Trustees held in 2001. Non-employee trustees are granted each year, on January 1, non-qualified share options to purchase Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of the grant. In 2001, 10,000 share options were granted to Messrs. Dohrmann, Glickman and Zachary and non-employee trustees received 1,500 restricted common shares which vest ratably over two years.

     As the Preferred Trustee, Mr. McGurk was not eligible to receive any compensation from the Company.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with each of Messrs. Roskind, Rouse, Eglin, Carroll and Cinnamond as well as Mr. Paul R. Wood, Vice President, Chief Accounting Officer and Secretary and Mr. Stephen C. Hagen, Vice President. Each such agreement sets forth the terms of the named officer's employment by the Company including compensation and benefits. In addition, pursuant to each agreement, upon the occurrence of a "change in control" of the Company (including a change in ownership of more than fifty percent of the total combined voting power of the Company's outstanding securities, the sale of all or substantially all of the Company's assets, dissolution of the Company, the acquisition, except from the Company, of 20% or more of the Common Shares or voting shares of the Company or a change in the majority of the Board of Trustees) the named officers would be entitled to severance benefits equal to:
(a) three times (for Messrs. Roskind, Rouse and Eglin), two times (for Messrs. Carroll, Cinnamond and Hagen) and one time (for Mr. Wood) the officers current annual base salary and recent annual bonus.

     In addition, the Company will, at its expense, provide continued health care coverage under the Company's medical/dental plans to the named officers and eligible dependents for three years for Messrs. Roskind, Rouse and Eglin, two years for Messrs. Carroll, Cinnamond and Hagen and one year for Mr. Wood.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three trustees each of whom is independent as independence is defined in the New York Stock Exchange's listing rules. The Audit Committee operates under a written charter approved by the Board of Trustees. During the fiscal year ended December 31, 2001, the Audit Committee was comprised of Messrs. Dohrmann, Glickman and McGurk.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants, to review and discuss the December 31, 2001 financial statements. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP, including fees paid by investees:

          "Audit Fees" -- $113,000.

          "Financial Information, Systems Designs and Implementation
     Fees" -- $0.

          "All Other Fees":

          Audit related -- $202,600, which consisted of review of registration statements and issuance of consents, issuance of letters to underwriters and an audit of an investee.

          Other non-audit services -- $100,700, which consisted of tax return preparation services including services for an investee.

     The Audit Committee considered whether the non-audit services provided by the independent accountants are compatible with maintaining the accountants' independence.

                                          Audit Committee of the Board of
                                          Trustees

                                                Geoffrey Dohrmann
                                                Carl D. Glickman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2001, the Compensation Committee consisted of Messrs. Dohrmann, McGurk and Zachary. None of such persons are or have been executive officers of the Company. Mr. Zachary is a partner of Paul, Hastings, Janofsky & Walker LLP, which is the general counsel to the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF TRUSTEES

     For the fiscal year ended December 31, 2001, all matters concerning executive compensation for the Co-Chief Executive Officers and other executive officers were considered and acted upon by the Compensation Committee of the Board of Trustees.

     Compensation Philosophy. The Company's compensation program for executive officers is based upon a desire to achieve both its short-term and long-term business goals and strategies with a view to enhancing Shareholder value. To achieve its goals, the Company recognizes that it must adopt a compensation program which will attract, retain and motivate qualified and experienced executive officers and that its compensation program should align the financial interests of its executive officers with those of its Shareholders.

     Compensation of Executive Officers (other than the Co-Chief Executive Officers). In approving the annual salary for Messrs. Eglin, Carroll and Cinnamond, the Board of Trustees considered several factors, including the scope of the individual's responsibilities, the cost of living, the historical financial results of the Company and the anticipated financial performance of the Company. The compensation determination for each individual was largely subjective and no specific weight was given to any particular factor. In addition to their base salaries, these executive officers of the Company receive discretionary bonuses tied to their individual performances and the overall performance of the Company. The Board of Trustees has established specific performance goals for the payment of discretionary bonuses which are based on the per share growth in funds from operations, cash available for distributions, and funds available for distributions coupled with total annual Shareholder return.

     Compensation of Co-Chief Executive Officers. As with the other executive officers, the Board of Trustees determined the annual salaries for the Co-Chief Executive Officers based upon a number of factors and criteria, including the historical financial results of the Company, the anticipated financial performance of the Company and the requirements of such Co-Chief Executive Officers. The compensation determination for each of the Co-Chief Executive Officers was largely subjective, and no specific weight was given to any particular factor. The Co-Chief Executive Officers of the Company are also eligible to receive discretionary bonuses tied to their individual and overall performances. The Board of Trustees has established specific performance goals for the payment of discretionary bonuses which are the same as the other executive officers of the Company.

     1998 Share Option Plan. The Company believes that providing executive officers with opportunities to acquire significant equity stakes in its growth and prosperity through the grant of Common Share options will enable the Company to attract and retain qualified and experienced executive officers. Common Share options represent a valuable portion of the compensation program for the Company's executive officers. Common Share options may be awarded to executive officers at the time they join the Company and periodically thereafter. The exercise price of Common Share options has been tied to the fair market value of the Common Shares on the date of the grant and the options will only have value as the value of the Common Shares increases. Grants of Common Share options to executive officers generally are made by the Compensation Committee upon the recommendation of senior management and are based upon the level of each executive officer's position with the Company, an evaluation of the executive officer's past and expected future performance and the number of outstanding and previously granted options. No further options will be granted under the 1998 Share Option Plan until all of the options available for grant under the 2002 Equity-Based Award Plan (as described in Proposal No. 2) have been issued.

                                          Compensation Committee of the Board of
                                          Trustees

                                                Geoffrey Dohrmann
                                                Seth M. Zachary

PERFORMANCE GRAPH

     The graph and table set forth below compare the cumulative total Shareholder return on the Company's Common Shares for the period of December 31, 1996 through December 31, 2001 with the NAREIT Equity REIT Total Return Index, which includes all tax-qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market System, the Morgan Stanley REIT Index, and the S&P 500 Index for the same period. The graph and table assume an investment of $100 in the Common Shares and in each index on December 31, 1996 (and the reinvestment of all dividends).

           THE PERIOD OF DECEMBER 31, 1996 THROUGH DECEMBER 31, 2001

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------------------
Company/ Index Name                   12/31/96      12/31/97      12/31/98      12/31/99      12/31/00      12/31/01
-----------------------------------------------------------------------------------------------------------------------
 Lexington Corporate Properties
   Trust                               $100.00       $114.57       $101.35       $ 82.14       $117.85       $169.37
 NAREIT Equity REIT Total Return
   Index                               $100.00       $120.26       $ 99.21       $ 94.63       $119.58       $136.24
 Morgan Stanley REIT Index             $100.00       $118.58       $ 98.53       $ 94.05       $119.17       $134.57
 S&P 500 Index                         $100.00       $128.51       $158.92       $192.13       $184.02       $161.53

                                 PROPOSAL NO. 2

     APPROVAL OF THE ADOPTION OF THE COMPANY'S 2002 EQUITY-BASED AWARD PLAN

     The Board of Trustees has approved the adoption of the Company's 2002 Equity-Based Award Plan which, subject to Shareholder approval, authorizes the grant of the following equity-based incentives (collectively, the "Awards"): options intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, restricted shares, bonus shares, deferred shares, performance shares, performance units and DERs (as defined below). A description of the 2002 Equity-Based Award Plan is set forth below. The Company currently has in place the 1998 Share Option Plan, pursuant to which, as of April 8, 2002, options to purchase 1,531,301 Common Shares are outstanding and 627,245 Common Shares remain available for future option grants. No further options will be granted under the 1998 Share Option Plan until all of the options available for grant under the 2002 Equity-Based Award Plan (as described in this Proposal No.
2) have been issued. The maximum number of Common Shares to be subject to the 2002 Equity-Based Award Plan is 800,000. As of April 8, 2002, the closing price of the Common Shares on the New York Stock Exchange was $16.05 per share.

     THE ENCLOSED PROXY, IF PROPERLY SIGNED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD, WILL BE VOTED FOR THE ADOPTION OF THE COMPANY'S 2002 EQUITY-BASED AWARD PLAN. The affirmative vote of the holders of a majority of the Common Shares and Preferred Shares entitled to vote on this matter, considered as a single class, will constitute approval of the adoption of the 2002 Equity-Based Award Plan.

     The purpose of the 2002 Equity-Based Award Plan is to advance the interests of the Company by providing an opportunity to selected employees and trustees of and consultants to the Company to share in the growth and prosperity of the Company by providing them with an opportunity to increase their Common Share ownership through Awards. The Board of Trustees believes that providing such opportunities assists in the attraction, retention and motivation of qualified employees and, as such, provides Company employees with additional incentive to devote their best efforts to pursue and sustain the Company's financial success through the achievement of corporate goals. Accordingly, the Board of Trustees believes that the adoption of 2002 Equity-Based Award Plan is in the best interest of the Company.

     A principal feature included in the 2002 Equity-Based Award Plan is the authorization to grant dividend equivalent rights ("DERs"). As more fully described below, DERs entitle the recipient to receive credits for dividends that would be paid if the recipient had held the specified number of Common Shares subject to the DER. As a form of long-term incentive compensation, DERs are especially useful to a real estate investment trust ("REIT") which, under the REIT requirements of the Code, distributes most of its earnings to Shareholders in the form of dividends. The Company believes that other Awards capture only the portion of total Shareholder return reflected in increased share prices. DERs, when granted in tandem with share options or other Awards, will provide better alignment between participant incentives and total Shareholder return by giving eligible participants the opportunity to share in the value created through dividend payments as well as share price growth.

     THE BOARD OF TRUSTEES OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE COMPANY'S 2002 EQUITY-BASED AWARD PLAN. PROXIES SOLICITED BY THE BOARD OF TRUSTEES WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

2002 EQUITY-BASED AWARD PLAN

     General Provisions. The Board of Trustees has adopted the 2002 Equity-Based Award Plan, which authorizes the discretionary grant of options intended to qualify as "incentive stock options" to all employees of the Company and the discretionary grant of all other types of Awards to all employees, trustees and consultants of the Company. All employees are eligible to receive options. The maximum number of Common Shares subject to Awards under the 2002 Equity-Based Award Plan is 800,000. The maximum number of Common Shares with respect to which options may be granted to any individual under this Plan during any calendar year is 400,000 and the maximum number of Common Shares with respect to which all other Awards may be granted to any individual under this Plan during any calendar year is 400,000.

     The 2002 Equity-Based Award Plan will remain in effect, subject to the Board of Trustee's right to terminate it earlier in certain circumstances, until all shares subject to the plan have been purchased or acquired pursuant to the Plan's provisions. However, no grants of incentive stock options may be made after ten years from the date on which the 2002 Equity-Based Award Plan was adopted by the Board of Trustees.

     Administration of 2002 Equity-Based Award Plan. The 2002 Equity-Based Award Plan provides that it is to be administered by the Compensation Committee of the Board of Trustees, all of the members of which must be trustees of the Company. The Compensation Committee has the authority to determine to whom Awards will be granted, the number of shares made subject to each Award and the terms of the Award, subject to the limitations set forth in this Plan. Except as described below, the maximum term of any Award is ten years.

     Options. The option price per share of all incentive stock options must be at least 100% of the fair market value per Common Share on the date of grant. To the extent that the fair market value, as of the date of grant, of the shares with respect to which incentive stock options become exercisable by an optionee, for the first time during any given calendar year exceeds $100,000, the option will be treated as a non-qualified option. In addition, if an optionee owns more than 10% of the Common Shares at the time the optionee is granted an incentive stock option, the option price per share cannot be less than 110% of the fair market value per share and the term of the option cannot exceed five years.

     Non-qualified options may not be granted at an exercise price per share that is less than 85% of the fair market value of one Common Share on the date of the grant.

     Under the 2002 Equity-Based Award Plan, unless determined otherwise by the Board of Trustees, each non-employee trustee who is a non-employee trustee of the Company on the last day of a calendar year will automatically be granted non-qualified options to purchase 10,000 Common Shares on January 1 of the next following year at a purchase price per share equal to 100% of the fair market value per share on the date of grant. This provision relating to automatic grants to non-employee trustees will effectively replace a similar provision under the Company's 1998 Share Option Plan.

     The 2002 Equity-Based Award Plan provides a variety of means which may be used by an optionee in payment of the exercise price of options. The optionee may pay by cash, by check or by tendering Common Shares already owned for at least 6 months. The Plan also allows "cashless exercises" as permitted by applicable law and subject to any terms and conditions that the Compensation Committee may prescribe, in its discretion, consistent with the Plan's purpose and applicable law. The 2002 Equity-Based Award Plan also provides a means to the Compensation Committee to permit an optionee to satisfy applicable withholding tax obligations with respect to an Award by electing to have the Company withhold shares equal to the minimum statutory total tax otherwise deliverable pursuant to such Award. All shares withheld or canceled in the manner set forth above are returned to the status of shares available for grant of future options or other Awards.

     Restricted Share and Bonus Share Awards. The Compensation Committee may grant restricted share awards that vest based on future conditions and bonus share awards that vest immediately upon grant, and may include a purchase price if the Compensation Committee desires. A certificate or certificates for the appropriate number of shares will be delivered to the participant upon termination of any applicable restriction period with respect to restricted shares and upon grant with respect to bonus shares.

     Performance Share and Performance Unit Awards. Under the 2002 Equity-Based Award Plan, the Compensation Committee may, in its discretion, grant performance shares or performance units to such eligible employees, consultants or trustees of the Company as may be selected by the Committee. A performance share or performance unit is a right to receive one Common Share or its fair market value in cash, receipt of which is contingent on the satisfaction of specified performance measures which may, in the discretion of the Compensation Committee, meet the requirements for deductibility of such compensation under Section 162(m) of the Code. With respect to performance shares and performance units which are intended by the Committee to be "qualified performance-based compensation" within the meaning of that

Code section, such performance measures shall be based on one or more of the following objective criteria: share price, earnings per share, return to Shareholders, return on equity, net income or earnings (before or after taxes), revenues, market share, cash flows or cost reduction goals, or any combination of the foregoing. With respect to qualified performance-based compensation, the Compensation Committee must establish such performance measures no later than the end of the first quarter of the performance period, and must certify in writing, prior to payment of the compensation, the extent to which such pre-established performance goals are met.

     Deferred Shares. The Compensation Committee may permit or require a participant to defer such participant's receipt of compensation in cash or the delivery of Common Shares otherwise due to such participant by virtue of an Award under the Plan. The Compensation Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

     Dividend Equivalent Rights. Under the 2002 Equity-Based Award Plan, the Company may grant DERs to key employees, trustees and consultants, which will entitle the recipient to receive credits for dividends that would be paid if the recipient had held the number of Common Shares specified in the DER grant. The Company intends to grant DERs in tandem with share option awards where appropriate to compensate eligible participants. Dividends payable in respect of DERs may be paid currently or be deemed to be reinvested in additional Common Shares. DERs may be settled in cash, shares, or a combination thereof, in a single installment or several installments, as specified in the award.

     Special Vesting. The 2002 Equity-Based Award Plan provides that, upon the occurrence of certain events, the unexercised or unvested portion of all outstanding options may, at the option of the Board of Trustees or if specified in the option, become fully vested and exercisable in full immediately. Such events include (a) the delivery to Company Shareholders of a notice announcing a Shareholders' meeting to consider a proposed acquisition of the Company, and (b) the commencement of a tender offer for the voting capital stock of the Company, other than self-tender by the Company. A merger or other similar reorganization that the Company does not survive, or a sale of substantially all of its assets, will cause every option outstanding to terminate to the extent not then exercised, unless any surviving entity agrees to assume the obligations under the 2002 Equity-Based Award Plan. The 2002 Equity-Based Award Plan also provides that the Board of Trustees has the discretion to accelerate the vesting of or terminate any restricted shares, performance shares or performance units granted under the 2002 Equity-Based Award Plan.

     Nontransferability. Participants may transfer options (other than incentive stock options, except as permitted by Section 422 of the Code) to immediate family members or trusts under specified circumstances or as may be provided by the Compensation Committee. Awards may not otherwise be sold, pledged, assigned, hypothecated, transferred or otherwise encumbered or disposed of in any manner other than by will or by the laws of descent and distribution.

     Federal Income Tax Consequences. With respect to "incentive stock options," no income generally will be taxable to an optionee at the time of purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of a tax will depend upon the holding period. If the shares are disposed of by the participant at least two years after the date of grant and one year after the date of purchase, the excess of the fair market value of the shares at the time of such disposition over the exercise price generally will be treated as long-term capital gain. Generally, shares held for more than 12 months will be subject to a maximum long-term capital gain rate of 20%. Shares acquired after December 31, 2000 and held more than five years may be eligible for a maximum capital gain rate of 18%, if the shares were not acquired under an option granted prior to January 1, 2001. If the shares are disposed of before the expiration of the two-year post grant and one-year post purchase holding periods, the excess of the fair market value of the shares measured generally as of the exercise date over the exercise price will be treated as ordinary income, and any further gains generally will be long-term or short-term capital gains, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent of ordinary income reported by participants upon disposition of shares before the expiration of the holding period. The exercise of an incentive stock option may subject the employee to the alternative minimum tax.

     With respect to non-qualified options, taxable income will result to an optionee on the date of option exercise in an amount equal to the excess of the fair market value of the shares measured generally as of the exercise date over the exercise price, and any further gains after exercise generally will be long-term or short-term capital gains, depending on the holding period. The Company, assuming all applicable tax-reporting obligations are satisfied, would generally receive a tax deduction corresponding to the optionee's ordinary income.

     With respect to DER's, recipients will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will generally be entitled to a corresponding deduction.

     Grants of restricted shares, bonus shares, performance shares, performance units and deferred shares under the 2002 Equity-Based Award Plan will be treated as ordinary income to the recipient in an amount equal to the fair market value of the granted shares as of the date the recipient receives unrestricted shares, less the value of any consideration provided thereafter by the recipient. In addition, if the recipient makes a Code Section 83(b) election, with respect to restricted shares, the recipient will realize ordinary income at the date of issuance equal to the difference between the fair market value at that date less the purchase price therefor. The Company is generally entitled to a corresponding deduction for the amount taxed as ordinary income to the recipient. If the shares are later disposed of by the participant, any further gain will be treated as short-term or long-term capital gain by the recipient, depending on the holding period.

     Tax withholding obligations arise upon an optionee's exercise of a non-qualified option. Under new proposed Treasury regulations, employment tax withholding obligations would generally be applicable to incentive stock options exercised after December 31, 2002. The Company has the right to defer issuing option shares until these tax withholding obligations are satisfied. Tax withholding obligations also apply to the other Awards under the Plan, generally when includible in the income of the recipient.

     Amendments to 2002 Equity-Based Award Plan. The Board of Trustees may amend, modify or terminate the 2002 Equity-Based Award Plan at any time, provided that any such action shall be approved by holders of a majority of the outstanding voting capital stock of the Company at a meeting of Shareholders, to the extent that such Shareholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, applicable state law or exchange listing requirements, provided that no amendments, modification or termination of the 2002 Equity-Based Award Plan shall, without the consent of each participant affected thereby, alter or impair any of his or her rights or obligation under any previously granted award.

                                 OTHER MATTERS

     The Board of Trustees is not aware of any business to come before the Annual Meeting other than the election of trustees and the adoption of the 2002 Equity-Based Award Plan. However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Independent Public Accountants, KPMG LLP, was engaged to perform the annual audit of the books of account of the Company for the calendar year ended December 31, 2001. There are no affiliations between the Company and its partners, associates or employees, other than as pertain to its engagement as independent auditors for the Company in previous years. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

     The Audit Committee of the Board of Trustees will submit its recommendation with respect to the engagement of independent public accountants at the meeting of the full Board of Trustees, which is expected to take place during the Company's second fiscal quarter. KPMG LLP has been the Company's independent public accountants since 1993.

                                 MISCELLANEOUS

     The cost of solicitation of proxies will be borne by the Company. The Company has retained Mellon Investor Services, LLC, an outside proxy solicitation firm, in connection with the Annual Meeting. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Shares. In addition to solicitations by mail, trustees, officers and regular employees of the Company may solicit proxies personally or by telegraph, telephone facsimile, email or other similar means without additional compensation.

                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any Shareholder proposal to take action at such meeting must be received at the office of the Company located at 355 Lexington Avenue, New York, New York 10017, no later than December 15, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          2002 EQUITY-BASED AWARD PLAN

     Purpose. The purpose of the Lexington Corporate Properties Trust 2002 Equity-Based Award Plan (the "Plan") is to advance the interests of Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (the "Company"), by providing an opportunity to selected employees, trustees and consultants of the Company to purchase Common Shares, $.0001 par value, of the Company (the "Common Shares") and to receive DERs (as hereinafter defined) and stock awards provided for in the Plan. By encouraging such share ownership, the Company seeks to attract, retain and motivate employees, trustees, and consultants of experience and ability. It is intended that this purpose will be effected by the granting of the following share-based incentives (collectively, "awards"): (a) nonqualified stock options ("nonqualified options"); (b) incentive stock options ("incentive options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (c) bonus shares; (d) restricted shares and (e) performance shares and/ or performance units. As an additional form of long-term incentive compensation, DERs, which the Company intends to grant either in conjunction with other awards or separately and which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified Common Shares, are especially useful to a real estate investment trust ("REIT") which, under the REIT requirements of the Code, distributes most of its earnings to shareholders in the form of dividends. DERs provide alignment between participant incentives and total shareholder return by giving eligible participants the opportunity to share in the value created through dividend payments as well as share price growth.

     1. Effective Date. This Plan was adopted by the Board of Trustees ("Board") of the Company on May 22, 2002, and is effective as of May 22, 2002, the date it was approved by the holders of a majority of the outstanding capital stock of the Company.

     2. Shares Subject to the Plan. The number of shares with respect to which awards may be granted under the Plan shall not exceed 800,000 Common Shares, subject to adjustment as provided in Paragraphs 12 and 14 hereof. Any Common Share subject to an award which for any reason (i) expires, is cancelled or is forfeited, (ii) is terminated unexercised or (iii) is withheld by the Company from the shares otherwise to be received or otherwise held by any participant under the Plan through the written election of such participant to pay all or part of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligation relating to such award, may again be the subject of an award. In addition, any shares received by a participant pursuant to an award under the Plan that are subsequently reacquired by the Company pursuant to a repurchase right under the terms of such award may again be the subject of an award under the Plan. The Common Shares delivered pursuant to awards granted under the Plan may, in whole or in part, be authorized but unissued shares, treasury shares, or any other issued shares subsequently reacquired by the Company.

     3. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board, all of the members of which Committee must be trustees of the Company. Notwithstanding the foregoing, the Board may at any time exercise all rights, duties and responsibilities of the Committee, but excluding matters which under any applicable law, rule or regulation, including Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor rule or section 162(m) of the Code (to the extent the Committee intends that such matter qualify thereunder), are required to be determined in the sole discretion of the Committee. Subject to the provisions of the Plan, the Committee shall have full power and discretion to construe and interpret the Plan and any agreement or instrument entered into under the Plan, including, without limitation, any award agreement, and to establish, amend and rescind rules and regulations for its administration; to accelerate the vesting or exercisability of any award; to amend the terms and conditions of any outstanding award (subject to the provisions of Paragraph 23); or to offer to buy out an award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the participant at the time such offer is made. Any decisions made with respect thereto shall be final and binding on the Company, the participants and all other persons. In addition, no non-employee trustee or consultant shall have a right to be granted an award or, having received an award, a right to again be granted an award, except to the extent provided in Paragraphs 8, 9 and 10 hereof.

     4. Eligible Participants.  In its sole discretion, the Committee may grant
(i) DERs, incentive options, nonqualified options, bonus shares, restricted shares, performance shares, performance units or any combination of the foregoing, to such employees as are selected by the Committee or the Board, and
(ii) DERs, nonqualified options, bonus shares, restricted shares, performance shares, performance units or, any combination of the foregoing to consultants or members of the Board. The maximum number of Common Shares with respect to which options may be granted to any otherwise eligible individual under this Plan during any calendar year shall be 400,000 Common Shares, and the maximum number of Common Shares with respect to which all other awards may be granted to any otherwise eligible individual under this Plan during any calendar year shall be 400,000, in each case, subject to adjustment as provided in Paragraphs 12 and 14 hereof.

     5. Duration of the Plan. The Plan shall terminate when all Common Shares that may be made subject to awards under the Plan have been acquired or, in the case of incentive options only, ten years from the effective date of this Plan, if earlier, unless terminated earlier pursuant to Paragraph 23 hereof, and no awards may be granted thereafter.

     6. Restrictions on Incentive Options. The aggregate fair market value, determined as of the date an incentive stock option is granted, of the Common Shares with respect to which incentive options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an incentive option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a nonqualified option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other share option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall, to the extent provided under Section 422 of the Code, apply to the aggregate number of shares for which incentive stock options may be granted under all such plans.

     7. Terms and Conditions of Option Grants. Subject to Paragraphs 12 and 14 hereof, options granted under this Plan shall be evidenced by award agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Board or the Committee shall approve from time to time, which agreements shall evidence the following terms and conditions:

          (a) Option Price. Subject to the conditions in Paragraph 7(b) hereof, if applicable, the purchase price per share payable upon the exercise of each incentive option granted hereunder ("option price") shall be as determined by the Board or the Committee in its discretion, and shall be at least 100% of the fair market value on the date of grant. The option price per share payable upon exercise of each nonqualified option granted hereunder shall be as determined by the Board or the Committee in its discretion and shall be at least 85% of the fair market value per share on the date of grant. The Committee, in its discretion, also may (but need not) establish a purchase price payable upon acquisition of a nonqualified option.

          (b) 10% Shareholder. If any participant is on the date of grant the owner of shares (as determined under Sections 422(b)(6) and 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company, then the option price per share subject to such incentive option shall not be less than 110% of the fair market value of one share on the date of grant, and the term of the option shall not exceed five years after the date of such grant.

          (c) Number of Shares. Each award agreement shall specify the number of Common Shares to which it pertains.

          (d) Exercise. Subject to Paragraphs 12 and 14 hereof, each option grant shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board or the Committee may determine at the time it grants such option; provided, however, that (i) no option grant shall be exercisable with respect to any Common Share later than ten years after the date of such grant, subject to Paragraph 7(b) hereof, and (ii) to the extent that an option is subject to exercise over a specified period of time, at least 20% of the total number of Common Shares subject to the option shall become exercisable on or before each anniversary of the date of the grant of the option.

          (e) Notice of Exercise and Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares with respect to which the option is to be exercised, accompanied by full payment for such shares, which shall include applicable taxes, if any, in accordance with Paragraph 16. If said shares are not at that time effectively registered under the Securities Act of 1933, as amended ("1933 Act"), the holder shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the holder's own account for investment and not with a view to distribution. The option price upon exercise of any option shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering shares previously acquired by the participant exercising such option having an aggregate fair market value at the time of exercise equal to the total option price (provided that the shares which are tendered must have been held by such Participant for at least six (6) months prior to their tender to satisfy the option price), or
     (iii) by a combination of (i) and (ii). The Committee also may allow cashless exercise as permitted by applicable law, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law, in all cases, subject to such terms, conditions and limitations as the Committee may prescribe including the establishment of a program (which need not be administered in a nondiscriminatory or uniform manner) under which a third party may make bona-fide loans on arm's-length terms to any or all optionees to assist such optionees with the satisfaction of any or all of the obligations that such optionees may have hereunder (including, without limitation, a loan program under which the third party would advance the aggregate option price to the optionee and be repaid with option shares or the proceeds thereof).

          (f) Termination of Service. Each award agreement shall contain provisions for the termination of the options granted thereunder if the optionee ceases for any reason to be an employee, consultant or trustee of the Company or any subsidiary of the Company, as follows:

             (i) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company by reason of resignation or other voluntary action of the optionee, the optionee may, at any time within a period of 30 days after the optionee ceases to perform services, exercise each of the optionee's options to the extent that the option was exercisable by the optionee on the date on which the optionee ceased to perform services for the Company or any parent or subsidiary of the Company;

             (ii) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company for any reason other than cause (as specified in the applicable share option agreement), resignation or other voluntary action before retirement (as defined in (v) below), death or disability (as defined in (iii) below), the optionee may, at any time within a period of three months after the optionee ceases to perform services, exercise each of his options to the extent that the option was exercisable by the optionee on the date on which the optionee ceases to perform services for the Company or any parent or subsidiary of the Company;

             (iii) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company because of a disability as defined by Section 22(e)(3) of the Code to mean the inability of the optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, the optionee may, at any time within a period of one year after the optionee ceases to perform services, exercise the option to the extent that the option was exercisable by the optionee on the date the optionee ceases to perform services;

             (iv) if the optionee dies at a time when the optionee might have exercised the option, then the optionee's estate, personal representative or beneficiary to whom it has been transferred by will or the laws of descent and distribution may at any time within a period of one year after the optionee's death exercise the option to the extent the optionee might have exercised it at the time of his death;

             (v) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company because of the optionee's retirement at or after attainment of age 60, the optionee may exercise incentive options within three months, and nonqualified stock options within a period of one year, after the optionee's retirement date; and

             (vi) if the Company or any parent or subsidiary of the Company determines that it no longer wishes to engage the optionee's services and makes such determination based on cause (as specified in the applicable share option agreement), any outstanding options (whether or not vested) held by such optionee shall immediately terminate and cease to be exercisable at the time of such termination for cause.

          (g) Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any Common Shares covered by an option until the date the option has been exercised and the full purchase price for such shares has been received by the Company.

          (h) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative). Notwithstanding the preceding sentence, the Board or the Committee, in their sole discretion, may permit the assignment or transfer of options (other than incentive options except if permitted pursuant to Section 422 of the Code) and the exercise thereof by a person other than an optionee, on such terms and conditions as the Committee may determine.

          (i) Repurchase of Shares by the Company. Any Common Shares purchased by an optionee upon exercise of an option may, in the discretion of the Committee, be subject to repurchase by the Company if and to the extent specifically set forth in the award agreement pursuant to which Common Shares were purchased.

     8. Grants to Non-Employee Trustees

          (a) The Committee, in its discretion, may grant nonqualified options to any non-employee trustee in accordance with this Paragraph 8. The Board shall determine with respect to each trustee option (a) the number of Common Shares subject to an option, (b) the purchase price per Common Share purchasable upon exercise of the option, (c) the period during which an option may be exercised and (d) whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. The terms of each non-employee trustee's option shall be set forth in the award agreement relating to such option.

          (b) In the absence of any determination by the Board, each non-employee trustee who is a non-employee trustee of the Company on the last day of a calendar year or who has ceased to be a trustee during the calendar year due to the trustee's death or retirement at an age greater than 65 shall automatically be granted nonqualified options to purchase 10,000 Common Shares on January 1 of the next following calendar year, commencing with January 1, 2001, at a purchase price per share equal to 100% of the fair market value per share on the date of grant. Such options shall be immediately exercisable at the date of grant and shall continue to be exercisable for a period of five years thereafter unless sooner terminated pursuant to Paragraph 8(c) below.

          (c) Any option granted to a non-employee trustee shall terminate on the non-employee trustee's termination of service in accordance with the provisions of Paragraph 7(f)(i) through (vi) hereof. Non-employee trustees' options shall otherwise be subject to the terms and conditions of this Plan.

     9. Terms of Share Awards. Commencing January 1, 2002, the Committee may, in its discretion, grant share awards, subject to the following terms and conditions. Share awards shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          a) Number of Shares and Other Terms. The number of Common Shares subject to a restricted share award or bonus share award, the performance measures (if any) and restriction period applicable to a restricted share award and the payments, if any, required of the participant in order to receive the award shall be determined by the Committee.

          (b) Vesting and Forfeiture. The award agreement relating to a restricted share award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan,
     (1) for the vesting of the Common Shares subject to such award (i) if specified performance measures are satisfied or met during the specified restriction period or (ii) if the holder of such award remains continuously in the employment or service of the Company or a subsidiary during the specified restricted period and (2) for the forfeiture of the Common Shares subject to such award (i) if specified performance measures are not satisfied or met during the specified restriction period or (ii) if the holder of such award does not remain continuously in the employment or service of the Company or a subsidiary during the specified restriction period. Bonus share awards shall not be subject to any performance measures or restriction periods.

          (c) Share Certificates. The provisions of this Paragraph 9(c) shall apply except as otherwise set forth in the award agreement relating to restricted shares. During the restriction period, a certificate or certificates representing a restricted share award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Paragraph 22, indicating that the ownership of the Common Shares represented by such certificate are subject to the restrictions, terms and conditions of this Plan and the award agreement relating to the restricted share award. All such certificates shall be deposited with the Company, together with share powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Common Shares subject to the restricted share award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period (and the satisfaction or attainment of applicable performance measures), or upon the grant of a bonus share award, in each case subject to the Company's right to require payment of any taxes in accordance with Paragraph 16, a certificate or certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the holder of such award. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a participant's ownership of restricted shares prior to the lapse of the restriction period or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a "book entry" (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the participant who has received such award. Such records of the Company or such agent shall, absent manifest error, be binding on all participants who have been awarded restricted share awards. The holding of restricted shares by the Company, or the use of book entries to evidence the ownership of restricted shares, in accordance with this Paragraph 9(c), shall not affect the rights of participants as owners of the restricted shares awarded to them, nor affect the restrictions applicable to such shares under the award agreement or the Plan, including, without limitation, the restriction period.

          (d) Rights with Respect to Restricted Share Awards. Unless otherwise set forth in the award agreement relating to a restricted share award, and subject to the terms and conditions of a restricted share award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Shares; provided, however, that a distribution with respect to Common Shares, other than a distribution in cash, shall be deposited with the Company and shall be subject to the same restrictions as the Common Shares with respect to which such distribution was made.

          (e) Termination of Employment or Service. Subject to Paragraph 13 and unless otherwise set forth in the award agreement relating to a restricted share award, if the employment or service with the Company or a subsidiary of the Company of the holder of such award terminates, the portion of such award which is subject to a restriction period shall terminate as of the effective date of such holder's termination of employment or service and shall be forfeited and such portion shall be canceled by the Company.

          (f) Section 83(b) Election. If the holder of a restricted share award makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to a restricted share award as of the date of transfer of the restricted shares rather than as of the date or dates upon which such holder would otherwise be taxable under Section 83(a) of the Code, such holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor a subsidiary shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

     10. Performance Share and Performance Unit Awards.

          (a) Performance Share and Performance Unit Awards. The Committee may, in its discretion, grant performance share awards and/or performance unit awards to such eligible persons as may be selected by the Committee. The entitlements of a participant with respect to his or her outstanding performance share and/ or performance unit awards shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the award agreement.

          (b) Terms of Performance Share and Performance Unit
     Awards. Performance share and performance unit awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

             (i) Number of Performance Shares or Units and Performance Measures or Other Conditions. The number of performance shares or performance units subject to any award and the performance measures, other terms and conditions to which the award is subject, and/or performance period applicable to such award shall be determined by the Committee.

             (ii) Vesting and Forfeiture. The award agreement relating to a performance share or performance unit award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified performance measures are satisfied or met during the specified performance period, or the other conditions applicable to such award are met, and for the forfeiture of such award, if specified performance measures are not satisfied or met during the specified performance period or other conditions applicable to such award are not met.

             (iii) Settlement of Vested Performance Share or Performance Unit Awards. The award agreement relating to a performance share or performance unit award (1) shall specify whether such award may be settled in Common Shares (including shares of restricted shares) or cash or a combination thereof and (2) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, Dividend Equivalent Rights, and, if determined by the Committee, interest on any deferred Dividend Equivalent Rights, with respect to the number of Common Shares subject to such award. If a performance share or performance unit award is settled in shares of restricted shares, a certificate or certificates representing such restricted shares shall be issued in accordance with Paragraph 9(c) and the holder of such restricted shares shall have such rights of a shareholder of the Company as determined pursuant to Paragraph 9(d). Prior to the settlement of a performance share or performance unit award in Common Shares, including restricted shares, the holder of such award shall have no rights as a shareholder of the Company with respect to the Common Shares subject to such award.

             (iv) Termination of Employment or Service. Subject to Paragraph 13 and unless otherwise set forth in the award agreement relating to a performance share or performance unit award, if the employment or service with the Company of the holder of such award terminates, the portion of such award which is subject to a performance period or other conditions applicable to the award which have not been met on the effective date of such holder's termination of employment or service shall be forfeited and such portion shall be canceled by the Company.

          (c) Non-Transferability of Performance Shares and Performance
     Units. No performance share or performance unit shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in the award agreement relating to performance share or performance unit. Each performance share or performance unit may be exercised or settled during the participant's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no performance share or performance unit may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process, and any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such performance share or performance unit shall be null and void and of no force or effect.

     11. Deferrals. Notwithstanding anything in this Plan to the contrary, the Committee may permit or require a participant to defer such participant's receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to such participant by virtue of the exercise of an option, the grant of bonus shares, the lapse or waiver of the period of restriction or other restrictions with respect to restricted shares, the satisfaction of any requirements or goals with respect to performance shares or performance units, the receipt of any dividends with respect to restricted share awards or other awards hereunder or the receipt of DERs hereunder. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

     12. Share Dividends; Share Splits; Share Combinations;
Recapitalizations. Adjustment shall be made in the maximum number and kind of Common Shares subject to the Plan and the maximum number and kind that may be granted under awards pursuant to Paragraph 4 and in the number, kind and price of shares or units covered by any outstanding awards hereunder, and the terms of each outstanding performance share or performance unit award, as may be determined to be appropriate and equitable by the Board or the Committee, in its sole discretion, to prevent dilution or enlargement of rights intended to be made available under the Plan, or as otherwise necessary to reflect any change specified in this Paragraph 12 to give effect to any share dividends, share splits, reverse share splits, share combinations, reclassifications, recapitalizations and other similar changes in the capital structure of the Company after the date such award is granted. The decision of the Board or the Committee regarding any such adjustment shall be final, binding and conclusive.

     13. Acceleration of Exercisability Under Certain Circumstances. Upon the occurrence of any of the events listed below, all outstanding options held by all participants shall become immediately exercisable in full and/or no longer subject to any right of the Company (or any designee) to repurchase shares purchased pursuant thereto. Any outstanding restricted share awards, performance shares and performance units shall, as provided by the Committee in its discretion in the respective applicable award agreement, be subject to such terms and conditions of such respective award agreements as may be determined by the Committee therein. The events are:

          (a) delivery of written notice of a shareholders' meeting to the shareholders of the Company announcing a shareholders' meeting at which the shareholders will consider a proposed acquisition of the Company by merger or other combination, a proposed sale of substantially all the Company's assets or similar proposed transaction or a reorganization of the Company; or

       (b) commencement (within the meaning of Rule 14d-2 as promulgated under the Exchange Act) of a "tender offer" for Common Shares subject to Section 14(d) of the Exchange Act, other than a self-tender by the Company.

     14. Merger; Sale of Assets; Dissolution. In the event of a change of the Common Shares of the Company resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares or units which thereafter may be subject to awards and sold under the Plan and the number and kind of shares or units then subject to awards granted hereunder and the price per share thereof (if any) shall be appropriately adjusted in such manner as the Board or the Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board or the Committee, a merger or a similar reorganization in which the Company does not survive, a liquidation or distribution of the Company, or a sale of all or substantially all of the stock or assets of the Company, shall cause every option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

     15. Terms and Conditions of DERs. A Dividend Equivalent Right ("DER") is an award entitling the recipient to receive credits based on cash dividends that would be paid on the Common Shares specified in the DER (or other award to which it relates) if such shares were held by the recipient. A DER may be granted hereunder to any participant as a component of another award granted hereunder or as a freestanding award. The terms and conditions of DERs shall be specified in the grant. The performance measures (if any) applicable to a DER shall be determined by the Committee. DERs credited to a participant may be paid currently or may be deemed to be reinvested in Common Shares. Any such reinvestment shall be at fair market value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Alternately, DERs may be deferred pursuant to the provisions of Paragraph 11 of the Plan. DERs may be settled in cash or shares or a combination thereof, in a single installment or multiple installments. A DER granted as a component of another award hereunder may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other award. A DER granted as a component of another award hereunder may also contain terms and conditions different from such other award.

     16. Tax Withholding

          (a) Tax Withholding. The Company and/or any subsidiary shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient, or take whatever other actions are necessary and proper to satisfy, Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld or paid with respect to any taxable event arising as a result of the Plan. Each participant shall (and in no event shall Common Shares be delivered to such participant with respect to an award until), no later than the date as of which the value of the award first becomes includible in the gross income of the participant for income or employment tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Common Shares or other property subject to such award, and the Company and any subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant.

          (b) Satisfaction of Withholding in Shares. With respect to withholding required upon the exercise of options, upon the lapse of restrictions on restricted shares, or upon any other taxable event arising as a result of awards granted hereunder, the Committee may permit a participant to elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, (a) by having the Company withhold shares otherwise deliverable to such participant pursuant to such award having a fair market value, as determined by the Committee, on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction, and/or (b) by tendering to the Company Common Shares owned by such participant and acquired more than six
     (6) months prior to such tender in full or partial satisfaction of such tax obligations, based on the fair market value of the Common Shares, as determined by the Committee, on the date the tax is to be determined. All such elections shall be irrevocable, made in writing, signed by the participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

          (c) Special Obligations as to Incentive Options. The Committee may require a participant to give prompt written notice to the Company concerning any disposition of Common Shares received upon the exercise of an incentive option within: (i) two (2) years from the date of granting such incentive option to such participant or (ii) one (1) year from the transfer of such Common Shares to such participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a participant with respect to an incentive option undertake in the applicable award agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Common Shares acquired by exercise of an incentive option refer to such requirement to give such notice.

     17. Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any Common Shares or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such Common Shares or equity security.

     18. Loans. The Company may, in the discretion of the Committee, extend one or more loans to participants in connection with the exercise or receipt of an award granted to any such participant. The terms and conditions of any such loan shall be established by the Committee.

     19. Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Common Shares or the payment of cash upon exercise or payment of any award. . The Company may, but shall not be required to, establish a rabbi trust pursuant to Rev. Proc. 92-64, 1992-2 C.B. 422, promulgated by the Internal Revenue Service or otherwise, whereby amounts which are deferred pursuant to Paragraph 11 of this Plan will be held in trust, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to the participant under the terms of the Plan.

     20. Award Agreements. Each award shall be evidenced by an award agreement, which shall be executed by the Company and the participant to whom such award has been granted, unless the award agreement provides otherwise; two or more awards granted to a single participant may, however, be combined in a single award agreement. An award agreement shall not be a precondition to the granting of an award; no person shall have any rights under any award, however, unless and until the participant to whom the award shall have been granted (i) shall have executed and delivered to the Company an award agreement or other instrument evidencing the award, unless such award agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the award. The Committee shall prescribe the form of all award agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all award agreements. Any award agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such award agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

     21. Definitions.

     Whenever used in the Plan, the following terms shall have the meanings set forth below. All other terms which are defined throughout the Plan shall have their defined meanings whenever used in the Plan.

          (a) The term "award agreement" means an agreement entered into by the Company and a participant setting forth the terms and provisions applicable to awards granted to such participant under the Plan.

          (b) The term "bonus shares" means Common Shares which are not subject to a restriction period or performance measures.

          (c) The term "bonus share award" means an award of bonus shares under this Plan.

          (d) The term "consultant" means an independent contractor who performs services for the Company or a subsidiary in a capacity other than as an employee or a member of the Board.

          (e) The term "DERs" or "dividend equivalent rights" means awards granted pursuant to Paragraph 15 hereof.

          (f) The term "employee" means any officer or employee of the Company or a subsidiary whom the Company or subsidiary classifies as an employee for payroll tax purposes (regardless of whether or not that designation is correct). Trustees of the Company who are employed by the Company or a Subsidiary shall be considered employees under the Plan.

          (g) The term "fair market value" means the fair market value of a Common Share as determined by the Board in its sole discretion by such reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of a given date; provided, however, that for purposes of Paragraphs 7(a) and (b), such fair market value shall be determined subject to Section 422(c)(7) of the Code; and provided further, that (i) if the shares are admitted to trading on a national securities exchange, fair market value on any date shall be the last sale price reported for the shares on such exchange on such date or on the last date preceding such date on which a sale was reported or (ii) if the shares are admitted to trading on the National Association of Securities Dealers ("NASDAQ") Stock Market, fair market value on any date shall be the last sale price reported for the shares on the NASDAQ Stock Market on such date or on the last day preceding such date on which a sale was reported.

          (h) The term "option," unless otherwise indicated, means either an incentive option or a nonqualified option.

          (i) The term "option price" means the price at which a Common Share may be purchased by a participant pursuant to an option.

          (j) The term "optionee" means an employee, consultant or trustee of the Company to whom an option is granted under the Plan.

          (k) The term "parent" shall have, for the purpose of this Plan, the meaning ascribed to it under Section 424(e) of the Code.

          (l) The term "participant" means an employee, consultant or trustee of the Company to whom an award is granted under the Plan.

          (m) The term "performance measures" means the criteria and objectives that may be established by the Committee, which, if established, shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option, or (ii) during the applicable restriction period or performance period as a condition to the holder's receipt, in the case of a restricted share award, of the Common Shares subject to such award, or, in the case of a performance share award, performance unit award or DER, of payment with respect to such award or DER. If the Committee desires, in its sole discretion, that compensation payable pursuant to an award subject to performance measures be "qualified performance-based compensation" within the meaning of section 162(m) of the Code, such criteria and objectives shall include one or more of the following: the attainment by a Common Share of a specified fair market value for a specified period of time, earnings per share, return to shareholders (including dividends), return on equity, net income or earnings (before or after taxes), revenues, market share, cash flows or cost reduction goals, or any combination of the foregoing. Performance goals of awards may relate to the performance of the entire Company or a subsidiary, any of their respective divisions, units or offices, an individual participant or any combination of the foregoing. If the Committee desires, in its sole discretion, that compensation payable pursuant to an award subject to performance measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the performance measures shall be established by the Committee no later than the end of the first quarter of the performance period or restriction period, as applicable (or such other time designated by the Internal Revenue Service), and the Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of such award are attained or not attained following the end of the performance period and certify such determination in writing in order to qualify such awards as performance-based under Section 162(m) of the Code. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals based on the above-listed performance criteria; provided, however, that awards which the Committee determines are designed to qualify as performance-based under Section 162(m) of the Code, and which are held by an employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such awards downward).

          (n) The term "performance period" means any period designated by the Committee during which the performance measures applicable to a restricted share award, performance share award, performance unit award or DER are measured.

          (o) The term "performance share" or "performance unit" means a right, contingent upon the attainment of specified performance measures within a specified performance period, and / or the satisfaction of other terms and conditions determined by the Committee when the award is granted and set forth in the award agreement, to receive one Common Share, which may be restricted share, or in lieu thereof, the fair market value of such performance share or performance unit in cash.

          (p) The term "performance share award" or "performance unit award" means an award of performance shares or performance units, as the case may be, under the Plan.

          (q) The term "restricted shares" means Common Shares which are subject to a restriction period.

          (r) The term "restricted share award" means an award of restricted shares under this Plan.

          (s) The term "restriction period" means shall mean any period designated by the Committee during which the Common Shares subject to a restricted share award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the award agreement relating to such award.

          (t) The term "subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(f) of the Code and regulations promulgated thereunder.

          (u) The term "trustee" means a member of the Company's Board.

     22. Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Common Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Common Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the 1933 Act and the rules and regulations thereunder.

     23. Termination or Amendment of Plan. The Board may from time to time, with respect to any shares at the time not subject to awards, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment of the Plan shall be approved by shareholders representing a majority of the outstanding shares of capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Maryland, voting as a single class, to the extent that such shareholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or NASD or exchange listing requirements.

     No amendment, suspension or termination of the Plan shall, without the consent of any affected participant, alter or impair any rights or obligations under any award theretofore granted to such participant under the Plan.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                                          Please mark
                                                          your votes as
                                                          indicated in    [X]
                                                          this example



(1) to elect seven trustees to serve until the 2003 Annual Meeting of Shareholders;

             FOR all nominees                     WITHHOLD
           listed to the right                   AUTHORITY
         (except as marked to the         to vote for all nominees
                contrary)                   listed to the right
                  [ ]                               [ ]

Election of Trustees include:

01 E. Robert Roskind, 02 Richard J. Rouse, 03 T. Wilson Eglin,
04 Geoffrey Dohrmann, 05 Carl D. Glickman, 06 Jack A. Shaffer and
07 Seth M. Zachary

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)


(2)  to adopt, ratify and approve the Trust's 2002 Equity Based Award Plan; and

                 FOR             AGAINST           ABSTAIN
                 [ ]               [ ]               [ ]


(3) to transact such other business as may properly come before the 2002 Annual Meeting.

                 FOR             AGAINST           ABSTAIN
                 [ ]               [ ]               [ ]



                                    Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian or corporate or partnership official, please give full title as such and the full name of the entity on behalf of whom you are signing. If a partnership, please sign in partnership name by authorized person.

                                    Dated:  ______________________________, 2002



                                    ____________________________________________
                                    Signature


                                    ____________________________________________
                                    Signature

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
PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


                      LEXINGTON CORPORATE PROPERTIES TRUST

         The undersigned hereby appoints Patrick Carroll and Paul R. Wood proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of Lexington Corporate Properties Trust standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Trust to be held May 22, 2002 or any adjournment thereof.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)




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